PRO ELITE, INC.

OPTION CERTIFICATE
(Non-Qualified Stock Option)

THIS IS TO CERTIFY that Pro Elite, Inc., a New Jersey corporation (the “Company”), has granted to the director, officer, employee or consultant named below (“Optionee”) a non-qualified stock option (the “Option”) to purchase shares of the Company’s Common Stock (the “Shares”) under its 2006 Stock Option Plan (the “Plan”) and upon the terms and conditions set forth below and in the attached Stock Option Agreement:

Name of Optionee:	________________________________________

Address of Optionee:	________________________________________

Number of Shares:	________________________________________

Option Exercise Price:	__________________________________per share

Date of Grant:	________________________________________

Exercise Schedule: The Option shall become exercisable (“vest”) as follows:

Date	Number of Shares

__________________	________________________________________

In Witness Whereof, the Company has granted to Optionee the Option as of the Date of Grant set forth above.

OPTIONEE _____________________________	PRO ELITE, INC. By ______________________________ Its ______________________________

STOCK OPTION AGREEMENT
(Non-Qualified Stock Option)

This STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of the Date of Grant set forth in the Option Certificate to which this Agreement is attached (the “Certificate”) by and between Pro Elite, Inc., a New Jersey corporation (the “Company”), and the optionee (the “Optionee”) named in the Certificate.

Pursuant to the 2006 Stock Option Plan of the Company (the “Plan”), the Committee has determined that Optionee is to be granted, on the terms and conditions set forth in this Agreement and in the Plan, an option to purchase shares of the Company’s Common Stock (the “Common Stock”). It is intended that the option not qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan.

The Company and Optionee agree as follows:

1.  Grant of Option. The Company hereby grants to Optionee, upon the terms and subject to the conditions set forth in this Agreement, an Option (the “Option”) to purchase all or any portion of that number of shares of Common Stock set forth in the Certificate (the “Option Shares”), at the exercise price set forth in the Certificate (the “Exercise Price”).

2.  Vesting

2.1.  The Option shall “vest” and become exercisable in installments upon and after the dates set forth under the caption “Exercise Schedule” in the Certificate. The installments shall be cumulative; i.e., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until expiration or termination of the Option.

2.2.  No vesting shall occur after the Employment Termination Date (as defined in Section 4.2 of this Agreement).

2.3.  Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

3.  Exercise of the Option.

3.1.  The Option may be exercised, in whole or in part, only by delivery to the Company of:

3.1.1  written notice of the exercise of the Option in form identical to Exhibit “A” attached to this Agreement stating the number of Option Shares being purchased (the “Purchased Shares”); and

3.1.2  payment of the Exercise Price (i) in cash or cash equivalent; or (ii) with the approval of the Committee, by delivery to the Company of such other consideration (such as a note or shares of Common Stock) acceptable to the Committee.

3.2.  Following receipt of the exercise notice, any other applicable documents and the payment referred to above, the Company shall, within 30 days, cause certificates representing the Purchased Shares to be delivered to Optionee either at Optionee’s address set forth in the records of the Company or at such other address as Optionee may designate in writing to the Company; provided, however, that the Company shall not be obligated to issue a fraction or fractions of a share otherwise issuable upon exercise of the Option, and may pay to Optionee, in cash or cash equivalent, the fair market value of any such fraction or fractions of a share as of the date of exercise.

3.3.  If requested by the Committee, Optionee shall also deliver this Agreement to the Secretary of the Company, who shall endorse hereon a notation of the exercise and return this Agreement to Optionee. The date of exercise of an Option that is validly exercised shall be deemed to be the date on which there shall have been delivered to the Committee the instruments referred to in this Section 3. Optionee shall not be deemed to be a holder of any Option Shares pursuant to exercise of the Option until the date of issuance of a stock certificate to him or her for such shares following payment in full for the Option Shares purchased.

3.4.  As a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Committee and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of Shares otherwise issuable to Optionee upon the exercise of this Option.

4.  Termination of Option

4.1.  The Option shall terminate and expire upon the earliest to occur of: (i) the Option Expiration Date set forth in the Option Certificate; (ii) the Termination Date; and (iii) a Corporate Transaction unless otherwise specified by the Committee.

4.2.  For purposes of this Agreement:

4.2.1  “Employment Termination Date” shall mean the first day Optionee is not a director, employee or consultant to the Company and its Affiliates. As long as Optionee is at least one of employee, director or consultant, the Employment Termination Date shall not be deemed to have occurred. For example, if Optionee is an employee and a director, the termination of employment as an employee while remaining a director shall not establish an Employment Termination Date (which would only be established if and when Optionee ceases to be a director). Optionee’s employment shall not be deemed to terminate by reason of a transfer to or from the Company or an Affiliate or among such entities, or sick leave, military leave or other leave of absence approved by the Committee, if the period of any such leave does not exceed 90 days or, if longer, if Optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

4.2.2  “Termination Date” shall be: (a) the date 90 days following the Employment Termination Date unless Optionee’s employment is terminated For Cause or as a result of the death or disability of Optionee; (b) upon the Employment Termination Date if Optionee’s employment is terminated For Cause; or (c) one year following the Employment Termination Date as a result of the death or disability of Optionee.

4.2.3  “For Cause” shall mean Optionee’s loss of employment, directorship or consulting engagement by the Company or any of its Affiliates due to Optionee’s (a) willful breach or habitual neglect or continued incapacity to perform Optionee’s required duties, (b) commission of acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude in connection with Optionee’s services to the Company or its Affiliates or which in the determination of the Committee would prevent the effective performance of Optionee’s duties or (c) termination For Cause under any employment or consulting agreement between the Company and Optionee (as for cause is defined therein).

5.  Adjustment. The number of shares and Exercise Price of this Option shall be subject to adjustment under the circumstances contemplated by the Plan and the Option Expiration Date may be accelerated by the Committee upon the circumstances set forth in the Plan.

6.  Corporate Transactions. Upon the occurrence of a Corporate Transaction, the Option shall be subject to the actions of the Committee as contemplated in the Plan, including without limitation the termination of the Option immediately prior to the consummation of the Corporate Transaction.

7.  Modification. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised).

8.  Incorporation of Plan. This Agreement is made pursuant to the Plan, and it is intended, and shall be interpreted in a manner, to comply with the Plan. Any provision of this Agreement inconsistent with the Plan shall be superseded and governed by the Plan.

9.  Restrictions on Sale of Purchased Shares. Optionee understands that: (a) unless the issuance of the Purchased Shares to Optionee upon exercise of the Option is registered under the Securities Act of 1933, as amended (the “Securities Act”), the Purchased Shares will be “restricted securities” within the meaning of Rule 144 under such Act; (b) the Purchased Shares may not be sold, transferred or assigned by the Optionee except pursuant to an effective registration statement under the Securities Act or an exemption from registration under the Securities Act; and (c) the Company is under no obligation to file a registration statement under the Securities Act covering the Option Shares. Optionee agrees that any certificates evidencing Purchased Shares may bear a legend indicating that their transferability is restricted in accordance with applicable state and federal securities laws.

10.  General Provisions.

10.1.  Further Assurances. Optionee shall promptly take all actions and execute all documents requested by the Company that the Company deems to be reasonably necessary to effectuate the term and intent of this Agreement.

10.2.  Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

10.3.  Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.4.  Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of California applicable to contracts made in, and to be performed within, that State.

10.5.  Transfer of Rights under this Agreement. The Company may at any time transfer and assign its rights and delegate its obligations under this Agreement to any other person, corporation, firm or entity, with or without consideration.

10.6.  Option Non-transferable. Optionee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution, and only Optionee or his or her legal representative or guardian may exercise the Option during Optionee’s lifetime.

10.7.  No Right to Employment. Nothing in this Option shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee’s employment, consulting or advising at any time, nor confer upon Optionee any right to continue in the employ of, consult with or advise the Company or any of its Affiliates.

10.8.  Delivery of Plan to Optionee. Optionee acknowledges that a copy of the Plan has been delivered to Optionee and that Optionee has read the Plan prior to signing this Agreement.

10.9.  Successors and Assigns. Except to the extent specifically limited by the terms and provision of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

10.10.  Miscellaneous. Titles and captions contained in this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement for any other purpose. Except as specifically provided herein, neither this Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

10.11.  Tax Treatment. Optionee acknowledges that the tax treatment of the Option, the Option Shares or any events or transactions with respect thereto may be dependent upon various factors or events that are not determined by the Plan or this Agreement. The Company makes no representations with respect to and hereby disclaims all responsibility as to such tax treatment.

The signature page of this Agreement consists of the last page of the Certificate.

EXHIBIT “A”

NOTICE OF EXERCISE

(To be signed only upon exercise of the Option)

TO:	Pro Elite, Inc.

The undersigned, the holder of the enclosed Stock Option Agreement (Non-Qualified Stock Option), hereby irrevocably elects to exercise the purchase right represented by the Option and to purchase thereunder ______* shares of Common Stock of Pro Elite, Inc. (the “Company”) and herewith encloses payment of $_________ in full payment of the purchase price of such shares being purchased.

Dated: _________________________________

_______________________________
(Signature must conform in all respects to name
of holder as specified on the face of the Option)

_______________________________

_______________________________
(Address)

_______________________________
Social Security Number

*Insert here the number of shares being exercised making all adjustments for stock splits, stock dividends or other additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of Section 5 of the Option, may be deliverable upon exercise.